UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2024

ExcelFin Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40933	86-2933776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

100 Kingsley Park Drive Fort Mill, South Carolina	29715
(Address of principal executive office)	(Zip Code)

(917) 209-8581

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	XFINU	The Nasdaq Stock Market
Class A common stock, par value $0.0001 per share	XFIN	The Nasdaq Stock Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	XFINW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On September 26, 2024, ExcelFin Acquisition Corp. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, in person or by proxy, the holders of 6,015,236 shares of the Company’s Class A common stock (“Common Stock”) constituting 91.36% of the issued and outstanding voting capital stock of the Company entitled to vote, and, therefore, a quorum, were present at the Special Meeting.

The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Special Meeting.

Business Combination Proposal

To consider and vote upon a proposal to approve the Business Combination described in the proxy statement/prospectus, including (a) adopting the Business Combination Agreement, a copy of which is attached to the proxy statement/prospectus, which, among other things, provides for the Share Contribution and the merger of a wholly-owned subsidiary of the newly formed holding company PubCo with and into the Company, with each of the Company and Tycoon surviving as a separate, direct, wholly-owned subsidiary of PubCo, and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the proxy statement/prospectus (which we collectively refer to as the “Business Combination Proposal”);

The Business Combination Proposal was approved. The voting results of the shares of the Common Stock were as follows:

For	Against	Abstentions
6,009,384	5,852	0

Charter Amendments Proposal

To consider and vote upon a proposal to approve the amended and restated memorandum and articles of association of PubCo (the “Post-Closing PubCo Governing Documents”) in the form attached to the proxy statement/prospectus (which we refer to as the “Charter Amendments Proposal”);

The Charter Amendments Proposal was approved. The voting results of the shares of the Common Stock were as follows:

For	Against	Abstentions
6,008,884	5,852	500

Advisory Charter Amendment Proposal

To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Post-Closing PubCo Governing Documents, presented separately in accordance with U.S. Securities and Exchange Commission (“SEC”) requirements (which we refer to as the “Advisory Charter Amendment Proposal”)

The Advisory Charter Amendment Proposal was approved. The voting results of the shares of the Common Stock were as follows:

For	Against	Abstentions
6,009,384	5,852	0

In connection with the vote to approve the Business Combination Proposal, the holders of 752,032 shares of Common Stock properly exercised their rights to redeem their shares for cash.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2024	ExcelFin Acquisition Corp.

	By:	/s/ Joe Ragan
	Name:	Joe Ragan
	Title:	Chief Executive Officer & Chief Financial Officer